UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 8, 2025

Crescent Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200,

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, including Area Code:
(713) 332-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
The information contained in Item 2.03 of this Current Report is incorporated into this Item 1.01 by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 8, 2025, Crescent Energy Finance LLC, a Delaware limited liability company (the “Issuer”) and indirect subsidiary of Crescent Energy Company (NYSE: CRGY) (the “Company”), issued $600.0 million aggregate principal amount of its 8.375% Senior Notes due 2034 (the “Notes”). The Notes were issued pursuant to the indenture, dated as of July 8, 2025 (the “Indenture”), by and among the Issuer, the guarantors named therein (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Additional information regarding the Notes and the Indenture, pursuant to which such Notes were issued, is set forth below.
Indenture and Senior Notes
The Notes are senior unsecured obligations of the Issuer. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the existing subsidiaries of the Issuer that guarantee its indebtedness under its revolving credit facility. The Notes are not guaranteed by the Company, which is the managing member of Crescent Energy OpCo LLC (“OpCo”), which is the sole member of the Issuer, or OpCo, and neither the Company nor OpCo is subject to the terms of the Indenture.
Maturity and Interest
The Notes will mature on January 15, 2034. The Notes bear interest at the rate of 8.375% per annum, payable in arrears on each January 15 and July 15, with interest payments on the Notes commencing January 15, 2026.
Optional Redemption
At any time prior to July 15, 2028, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 108.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if at least 50% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.
At any time prior to July 15, 2028, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.
On or after July 15, 2028, the Issuer may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2028	104.188%
2029	102.094%
2030 and thereafter	100.000%
Change of Control
If the Issuer experiences certain kinds of changes of control accompanied by a ratings decline, each holder of the Notes may require the Issuer to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Certain Covenants
The Indenture contains covenants that, among other things, limit the ability of the Issuer’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends or distributions in respect of its equity or redeem, repurchase or retire its equity or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from any non-Guarantor restricted subsidiary to it; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.
Events of Default
If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Trustee or holders of at least 30% in principal amount of the then total outstanding Notes by written notice to the Issuer and the Trustee may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided that the Notes will be due and payable immediately without further action or notice if such an Event of Default results from certain events of bankruptcy or insolvency with respect to the Issuer, any restricted subsidiary of the Issuer that is a significant subsidiary or any group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary.
The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
On July 8, 2025, the Issuer issued a news release announcing the early results and early settlement date for its cash tender offer (the “Tender Offer”) to purchase up to $500,000,000 of the outstanding aggregate principal amount of its 9.250% Senior Notes due 2028 (the “2028 Notes”) pursuant to that certain indenture, dated as of February 1, 2023, by and among the Issuer, the guarantors named therein and the Trustee. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
As of July 7, 2025, $306,125,000 aggregate principal amount of the 2028 Notes (approximately 30.61%) was validly tendered. The Issuer accepted for payment all such 2028 Notes validly tendered and not validly withdrawn in the Tender Offer and made payment for such 2028 Notes on July 9, 2025.
This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any 2028 Notes in the Tender Offer. The Tender Offer is only being made pursuant to the Offer to Purchase, dated June 23, 2025. The Tender Offer is not being made to holders of 2028 Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.
The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
4.1	Indenture, dated as of July 8, 2025, among Crescent Energy Finance LLC, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee.
99.1	Press Release, dated July 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 11, 2025

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel

5